                                 SCHEDULE 14A
                                (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.    )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement

[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                             SPX Corporation
- -------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)


                             SPX Corporation
- -------------------------------------------------------------------------------
               (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transactions applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

        ------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

    (3) Filing party:

        ------------------------------------------------------------------------

    (4) Date filed:

        ------------------------------------------------------------------------

                                                     700 Terrace Point Drive                    Phone 616-724-5000
SPX CORPORATION                                      P.O. Box 3301                              Fax   616-724-5720
                                                     Muskegon, MI 49443-3301

                         March 25, 1994

Fellow Shareholders:

         You are cordially invited to attend the 1994 Annual Meeting of Shareholders on Wednesday, April 27, 1994 at 9:00 a.m. (Eastern Time), at the Company's headquarters, 700 Terrace Point Drive, Muskegon, Michigan. The items to be acted upon at the meeting are listed in the Notice of Annual Meeting and are described in the Proxy Statement. Shareholders of record at the close of business on March 11, 1994 are entitled to vote at the Annual Meeting.

         Along with the other members of your Board of Directors, I look forward to the opportunity of personally greeting those shareholders who attend this year's meeting. I urge you to vote, sign, date and return the proxy card in the enclosed postage-paid envelope, even if you plan to attend the meeting. All shareholders are welcome to attend the Annual Meeting and to vote in person, whether or not they have returned the proxy card.

                                     Sincerely,

                                     [SIG.]

                                     DALE A. JOHNSON
                                     Chairman and Chief
                                     Executive Officer

                                SPX CORPORATION
            700 Terrace Point Drive    Muskegon, Michigan 49443-3301
                            Telephone (616) 724-5000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 27, 1994

To the Shareholders:

     You are hereby notified that the Annual Meeting of Shareholders of SPX Corporation will be held at the offices of the Company at 700 Terrace Point Drive in Muskegon, Michigan, on Wednesday, April 27, 1994 at 9:00 a.m. (Eastern
Time), for the purpose of considering and taking action with respect to the following matters:

           1. The election of four directors of the Company; and

           2. Such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 11, 1994 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders. The transfer books of the Company will not be closed.

     Shareholders are requested to execute the enclosed proxy and return it as promptly as possible in the accompanying stamped envelope. The proxy may be revoked by a shareholder at any time before it is exercised, and shareholders who are present at the meeting may withdraw their proxies and vote in person.

     A copy of the Company's 1993 Annual Report to Shareholders has been mailed to each shareholder.

                                            By Order of the Board of Directors,

                                            JAMES M. SHERIDAN
                                            Vice President and Secretary
Muskegon, Michigan
March 25, 1994

               IMPORTANT--PLEASE MAIL YOUR SIGNED PROXY PROMPTLY
               IN THE ENCLOSED ENVELOPE PROVIDED FOR THIS PURPOSE

                                SPX CORPORATION
            700 TERRACE POINT DRIVE    MUSKEGON, MICHIGAN 49443-3301
                            TELEPHONE (616) 724-5000

                            ------------------------

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 27, 1994

INTRODUCTION

     This proxy statement is furnished in connection with the solicitation of proxies to be voted at the Annual Meeting of Shareholders of SPX Corporation to be held on Wednesday, April 27, 1994.

     The enclosed proxy is solicited by the Board of Directors of the Company and will be voted at the Annual Meeting and any adjournments thereof. The enclosed proxy may be revoked at any time before it is exercised. The only business which the Board of Directors intends to present or knows will be presented is the election of four directors. The proxy confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business which may properly come before the meeting. Shares represented by a properly executed proxy in the accompanying form will be voted at the meeting and, when instructions have been given by the shareholder, will be voted in accordance with those instructions. If no instructions are given, the shareholder's shares will be voted according to the recommendations of the Board of Directors. Those recommendations are described later in this proxy statement.

     This proxy statement and the proxy were first mailed to shareholders on or about March 25, 1994.

RECORD DATE AND VOTING AT THE MEETING

     The holders of record on March 11, 1994, the record date, of Common Stock, $10 par value, of the Company will be entitled to one vote per share on each matter submitted to the meeting. At the close of business on the record date, there were outstanding 13,940,306 shares of Common Stock. No other voting securities of the Company were outstanding at the close of business on the record date. The holders of one-third of the total shares issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting.

     The affirmative vote of a majority of the total shares represented in person or by proxy and entitled to vote at the meeting is required for the election of directors and the approval of such other business as may properly come before the meeting or any adjournment thereof.

     In accordance with Delaware law, a shareholder entitled to vote for the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. Abstentions from the proposal to elect directors are treated as votes against the election of the directors. Broker non-votes are treated as shares as to which voting power has been withheld by the beneficial holders of those shares, and therefore, as shares not entitled to vote.

                             ELECTION OF DIRECTORS

     At the date of the Annual Meeting, the Board of Directors will consist of nine members, divided into three classes. At this Annual Meeting, one nominee is to be elected to serve for a term of two years and three nominees are to be elected to serve for a term of three years and in each case until their respective successors are elected and qualified. The remaining five directors will continue to serve as set forth below, with three directors having terms expiring in April 1995 and two directors having terms expiring in April 1996. Each of the nominees is now a director of the Company and has agreed to serve if elected. The proxy holders will vote the proxies received by them for the four nominees, or in the event of a contingency not presently foreseen, for different persons as substitutes therefor.

     The following sets forth with respect to each nominee and each director continuing to serve, his name, age, principal occupation, the year in which he first became a director of the Company, directorships in other business corporations and committee assignments.

                 NOMINEE FOR ELECTION TO THE BOARD OF DIRECTORS
                    FOR A TWO YEAR TERM EXPIRING APRIL 1996

- ----------------     J. KERMIT CAMPBELL

   [Photo]           Mr. Campbell, 55, is the President and Chief Executive Officer of Herman
                     Miller, Inc., a manufacturer of furniture and other products for offices and other work environments. He joined the SPX Board in 1993. He is a
- ----------------     director of Herman Miller, Inc.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                   FOR A THREE YEAR TERM EXPIRING APRIL 1997

- ----------------     CURTIS T. ATKISSON, JR.

   [Photo]           Mr. Atkisson, 60, is the President and Chief Operating Officer of the
                     Company. He joined the SPX Board in 1991 and is a member of the
- ----------------     Executive-Finance Committee.


- ----------------     FRANK A. EHMANN

                     Mr. Ehmann, 60, is a Partner of RCS Healthcare Partners, L.P., a
                     management buyout fund focused exclusively on the health care industry.
   [Photo]           He joined the SPX Board in 1988 and is a member of the Compensation
                     Committee and Nominating Committee. He is a director of American Health
                     Corp., Inc., AHA Investment Funds, Kinetic Concepts, Inc., Mark
- ----------------     Controls, Inc. and St. Jude Medical, Inc.


- ----------------     DALE A. JOHNSON

   [Photo]           Mr. Johnson, 56, is the Chairman and Chief Executive Officer of the
                     Company. He joined the SPX Board in 1988 and is a member of the
                     Executive-Finance Committee. He is a director of Douglas and Lomason
- ----------------     Company and MCN Corporation.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                         WHOSE TERMS EXPIRE APRIL 1995

- ----------------     EDWARD D. HOPKINS

                     Mr. Hopkins, 56, is the Chairman, President, Chief Executive Officer and
    [Photo]          a director of Medalist Industries, Inc., a designer, manufacturer and distributor of fastener and fastener related products. He joined the SPX
                     Board in 1986 and is a member of the Executive-Finance Committee and
- ----------------     Retirement Funds Committee.



- ----------------     CHARLES E. JOHNSON II

                     Mr. Johnson, 58, is President and owner of Almond Corporation, a metal finisher specializing in electrostatic spray painting and powder coating
    [Photo]          and anodizing. He joined the SPX Board in 1976 and is a member of the
                     Executive-Finance Committee and Nominating Committee. He is a director of First of America Bank-West Michigan, Baker College of Muskegon and
- ----------------     Hackley Hospital.



- ----------------     DAVID P. WILLIAMS

                     Mr. Williams, 59, is President and Chief Operating Officer of The Budd
                     Company, a manufacturer of automobile and truck body components, wheel and brake products, castings, stampings, chassis frame components, marine equipment, automotive heating accessories and cold weather
    [Photo]          starting aids. He joined the SPX Board in 1992 and is a member of the
                     Audit Committee and Compensation Committee. He is a director of The Budd
                     Company, Budd Canada Inc., Greening Donald Co. Ltd., Standard Federal
                     Bank, Thyssen Production Systems, Inc. and WTVS Channel 56-Detroit
- ----------------     Public Television.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                         WHOSE TERMS EXPIRE APRIL 1996

- ----------------     RONALD L. KERBER

                     Mr. Kerber, 50, is the Executive Vice President and Chief Technology
    [Photo]          Officer of Whirlpool Corporation, a manufacturer of major home appliances. He joined the SPX Board in 1992 and is a member of the Audit
- ----------------     Committee and Retirement Funds Committee.



- ----------------     PETER H. MERLIN

                     Mr. Merlin, 65, is a Partner and Chairman - International Department of
    [Photo]          Gardner, Carton & Douglas, Corporate Counsel for the Company. He joined the SPX Board in 1975 and is a member of the Compensation Committee and
                     Executive-Finance Committee. He is a director of Aldi Inc. and Lechler,
- ----------------     Inc.

     Each of the nominees and directors of the Company has had the principal occupation set forth above or has been an executive officer or partner with the respective organization for the past five years, except for Mr. Campbell who, prior to joining Herman Miller, Inc. in 1992, was a Group Vice President of Dow Corning Corporation where he held various executive positions since 1960; Mr. Atkisson who, prior to his election to the above position on October 1, 1991, was President and Chief Executive Officer of Sealed Power Technologies, Limited Partnership, from May 1989 through September 1991, and prior to that was a Group Vice President of the Company since 1985; Mr. C. E. Johnson II who, prior to 1991, held various executive positions with the Company since 1976, including President and Chief Operating Officer; and Mr. Kerber who, from 1988 to 1991 was Vice President, Technology and Business Development at McDonnell Douglas Corp. and from 1985 to 1988 was a Deputy Undersecretary of Defense and head of Research and Advanced Technology for the United States Government.

     The law firm of Gardner, Carton & Douglas, where Mr. Merlin is a partner, has been retained by the Company to represent it on various legal matters.

                     BOARD OF DIRECTORS AND ITS COMMITTEES

     There were twelve meetings of the Board of Directors of the Company in 1993. During 1993, each director attended at least 75% of the aggregate of the total number of Board meetings and meetings of Committees of which he was a member.

     The Board of Directors has established member committees which deal with certain specific areas of the Board's responsibility. These committees are the Audit Committee, Compensation Committee, Executive-Finance Committee, Nominating Committee and Retirement Funds Committee.

     The Audit Committee, which held three meetings in 1993, has the primary responsibility to ensure the integrity of the financial information reported by the Company. Its functions are: (i) to make recommendations on the selection of independent auditors; (ii) to review the scope of the annual audit to be performed by the independent auditors and the audits conducted by the internal audit staff; (iii) to review the results of those audits; (iv) to meet periodically with management, the independent public accountants and the internal audit staff to review financial, accounting and internal control matters; and (v) to meet periodically with both the independent public accountants and the internal audit staff and, without management being present, to discuss the results of their audit work and their opinions as to the adequacy of internal accounting controls and the quality of financial reporting.

     The Compensation Committee, which held five meetings in 1993, reviews and makes recommendations to the Board on the compensation and benefits payable to the officers, key employees and directors of the Company and grants stock options and other awards under the Company's Stock Compensation Plan and Performance Unit Plan.

     The Executive-Finance Committee, which held one meeting in 1993, has authority to act on most matters during the intervals between Board meetings. It also has primary responsibility for reviewing long range plans, capital expenditure programs, acquisitions and general corporate financing matters.

     The Nominating Committee, which held two meetings during 1993, (i) conducts a continuing study of the size, structure and composition of the Board; (ii) seeks out and interviews possible candidates and reports its recommendations to the Board; and (iii) determines the criteria for selection and retention of Board members. Although the Committee has its own procedures for selecting nominees for Board membership, it will give due consideration to nominees recommended by shareholders. A shareholder desiring to recommend a person for nomination to the Board must provide written notice to the Secretary of the Company no later than 120 days prior to the first anniversary of the 1994 Annual Meeting of Shareholders and in compliance with the requirements set forth in the Company's by-laws. In addition, the nominating shareholder should submit a complete resume of the proposed nominee's qualifications and background together with a statement setting forth the reasons why such person should be considered for membership.

     The Retirement Funds Committee, which met two times in 1993, reviews and evaluates the investment performance of the various retirement and employee benefit funds of the Company. It monitors the performance of the administrators, investment managers and trustees of such funds and also reviews the actuarial assumptions used in setting the Company's funding policies for such plans.

          STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of March 11, 1994, or as to which there was a right to acquire beneficial ownership within 60 days of such date, by each director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group.


                                                                 NUMBER
                                                               OF SHARES         PERCENT
                                                              BENEFICIALLY         OF
                                                             OWNED(1)(2)(3)      CLASS
                                                             --------------      -------
          Curtis T. Atkisson, Jr...............................   57,035(4)(5)    *
          J. Kermit Campbell...................................    2,000          *
          Frank A. Ehmann......................................    6,600          *
          Edward D. Hopkins....................................    7,500          *
          Charles E. Johnson II................................   72,157(4)       *
          Dale A. Johnson......................................  148,972(6)      1.1%
          Reuben W. Kaplan.....................................   10,425          *
          Ronald L. Kerber.....................................    3,400          *
          Peter H. Merlin......................................    7,936          *
          James M. Sheridan....................................   52,652(4)       *
          Peter M. Turner......................................   43,711          *
          R. Budd Werner.......................................   53,104          *
          David P. Williams....................................    3,900          *
          All directors and executive officers as a group
            (18 persons) including the above-named.............  556,464(4)      4.0%

- ---------------
*   Less than 1%.

(1) Included for Messrs. Atkisson, D. A. Johnson, Sheridan, Turner and Werner are their respective allocated shares held in the SPX Corporation Employee Stock Ownership Plan. Non-employee directors do not participate in this plan.

(2) Except as otherwise indicated, each director and executive officer has sole voting and investment power over the shares he beneficially owns.

(3) Includes shares which may be acquired within 60 days pursuant to options as follows: Mr. Atkisson, Jr. -- 42,500 shares, Mr. Campbell -- 1,000 shares, Mr. Ehmann -- 6,300 shares, Mr. Hopkins -- 6,300 shares, Mr. C. E. Johnson II -- 9,200 shares, Mr. D. A. Johnson -- 115,550 shares, Mr. Kaplan -- 6,300 shares, Mr. Kerber -- 3,400 shares, Mr. Merlin -- 6,300 shares, Mr. Sheridan -- 46,000 shares, Mr. Turner -- 38,750 shares, Mr. Werner -- 46,000 shares, Mr. Williams -- 2,400 shares, and for all directors and executive officers as a group (18 persons) -- 405,600 shares.

(4) Includes shares held by family members of certain directors and executive officers in which such directors and officers disclaim any beneficial interest.

(5) Includes 12,000 shares awarded to Mr. Atkisson as a restricted stock award under the Company's Stock Compensation Plan. These shares vest ratably based on continued employment to the vesting date, at the rate of 2,400 shares per year beginning October 1, 1992. Mr. Atkisson has the right to vote such shares.

(6) Includes 20,000 shares awarded to Mr. D. A. Johnson as a restricted stock award under the Company's Stock Compensation Plan. These shares vest ratably based on continued employment to the vesting date, at the rate of 4,000 shares per year beginning February 24, 1991. Mr. Johnson has the right to vote such shares.

     Mr. Kaplan will retire from the Board of Directors on April 27, 1994.

OTHER PRINCIPAL SHAREHOLDERS

     The Company is not aware of any person or group who beneficially owns more than 5% of the Company's Common Stock except the following:

                                                              AMOUNT OF
                                                              BENEFICIAL            PERCENT
                 NAME AND ADDRESS OF BENEFICIAL OWNER         OWNERSHIP             OF CLASS
                 ------------------------------------         ---------             -------
          Fidelity Management Trust Company                   1,714,382(1)           12.3%
            Boston, Mass.

          Forstmann-Leff Associates, Inc.                     1,504,615(2)           10.8%
            55 East 52nd Street
            New York, NY 10055

- ---------------

(1) Fidelity Management Trust Company is the Trustee of the Company's Employee Stock Ownership Plan and as of March 7, 1994 owned such number of shares pursuant to the Plan.

(2) Information obtained from an amendment to a report on Schedule 13G filed by the beneficial owners reporting ownership as of February 9, 1994. Forstmann-Leff Associates, Inc. ("Forstmann") and its subsidiaries, FLA Asset Management, Inc. ("FLA") and Stamford Advisers Corp. ("Stamford"), are all registered investment advisers. Forstmann shares investment and/or voting power with FLA and Stamford over FLA's and Stamford's accounts. As a result, the amount of beneficial ownership shown for Forstmann includes the amounts of beneficial ownership of FLA and Stamford as of February 9, 1994. Forstmann has sole voting power over 674,715 shares and sole dispositive power over 906,615 shares. Forstmann shares with FLA voting power with respect to 90,300 shares and dispositive power over 318,900 shares. Forstmann shares with Stamford voting and dispositive power over 264,700 shares.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table summarizes compensation received by the Company's Chief Executive Officer and the four other most highly paid executive officers for the three fiscal years ended December 31, 1993. None of the five named officers is employed under any contract or employment agreement.

                           SUMMARY COMPENSATION TABLE

- ------------------------------------------------------------------------------------------------------------------
                                              ANNUAL COMPENSATION            LONG TERM COMPENSATION
                                         ------------------------------------------------------------
                                                                                 AWARDS         PAYOUTS
  ------------------------------------------------------------------------------------------------------------------
                                                               OTHER      RESTRICTED
                                                              ANNUAL         STOCK               LTIP      ALL OTHER
                                        SALARY    BONUS   COMPENSATION(3)  AWARD(S)    OPTIONS  PAYOUTS COMPENSATION(6)
   NAME AND PRINCIPAL POSITION   YEAR     ($)      ($)          ($)           ($)     (SHARES)    ($)         ($)
- ------------------------------------------------------------------------------------------------------------------
Dale A. Johnson
Chairman of the Board and        1993  $465,000  $ 65,872       --               0      35,000      0    $   14,819.18(7)
Chief Executive Officer          1992  $400,000  $343,824                        0      30,000      0    $   17,755.86(7)
                                 1991  $367,692         0                        0(4)   40,000      0         --
Curtis T. Atkisson, Jr.(1)
President and Chief              1993  $280,000  $ 37,229       --               0      21,000      0    $    5,071.14
Operating Officer                1992  $240,000  $196,358                        0      17,500      0    $    7,355.56
                                 1991  $ 70,385         0                 $156,000(5)   25,000      0         --
R. Budd Werner
Vice President, Finance and      1993  $208,000  $ 25,424       --               0      12,000      0    $    3,640.30
Chief Financial Officer          1992  $191,000  $113,054                        0      10,000      0    $    4,421.98
                                 1991  $180,717         0                        0      14,000      0         --
James M. Sheridan
Vice President, Administra-      1993  $200,000  $ 18,000       --               0      12,000      0    $    3,557.07
tion and General Counsel         1992  $185,000  $108,743                        0      10,000      0    $    4,319.03
and Corporate Secretary          1991  $175,039         0                        0      14,000      0         --

Peter M. Turner (2)
Vice President, Corporate        1993  $180,000  $ 32,958       --               0           0      0    $    3,338.63
Planning and Development         1992  $170,000  $108,558                        0       8,000      0    $    4,034.18
                                 1991  $160,847         0                        0      10,000      0         --
- ------------------------------------------------------------------------------------------------------------------

(1) Mr. Atkisson was elected President and Chief Operating Officer and a director effective October 1, 1991.
(2) Mr. Turner retired effective February 28, 1994.
(3) No other Annual Compensation other than perquisites is available. Perquisites are below threshold reporting requirements.
(4) An award of 20,000 shares of restricted stock was made to Mr. Johnson on April 24, 1990. The value shown is based on that day's closing per share price of $26.25. These shares vest ratably, based on continued employment to the vesting date, at the rate of 4,000 shares per year beginning February 24, 1991. Mr. Johnson receives dividends on and has the right to vote non-vested shares. As of December 31, 1993, Mr. Johnson holds 8,000 unvested shares with a value of $142,000 based on the closing price of the shares ($17.75) on that date.
(5) An award of 12,000 shares of restricted stock was made to Mr. Atkisson on October 1, 1991. The value shown is based on that day's closing per share price of $13.00. These shares vest ratably, based on continued employment to the vesting date, at the rate of 2,400 shares per year beginning October 1, 1992. Mr. Atkisson receives dividends on and has the right to vote non-vested shares. As of December 31, 1993, Mr. Atkisson holds 7,200 unvested shares with a value of $127,800 based on the closing price of the shares ($17.75) on that date.
(6) The amounts reported, except for Mr. Johnson, include only Company contributions to its qualified and nonqualified defined contribution plans.
(7) Company contributions for Mr. Johnson to qualified and nonqualified defined contribution plans in 1992 were $10,641.86 and in 1993 were $7,705.18. The total of all other contributions for Mr. Johnson includes the annual premium of $7,114 in 1992 and in 1993 for a life insurance policy issued on Mr. Johnson under a deferred compensation agreement entered into originally by the Owatonna Tool Company and Mr. Johnson in 1981. This premium amount is determined by the insurance carrier and is comprised of $6,813.00 for the base insurance benefit, $129.00 for waiver of premium, and $172.00 for accidental death benefit coverage. Under the agreement, in the event of Mr. Johnson's death before retirement, the Company receives a return of the aggregate premiums it paid and Mr. Johnson's beneficiary receives the balance of the death benefit. Upon retirement from the Company, the cash value of the policy is then converted to an annuity payable over Mr. Johnson's remaining life.

                       OPTION GRANTS IN LAST FISCAL YEAR

- ------------------------------------------------------------------------------------------------------------------

                               NUMBER OF
                               SECURITIES
                               UNDERLYING
                                OPTIONS     % OF TOTAL OPTIONS
                               GRANTED(1)       GRANTED TO       EXERCISE OR                          GRANT DATE
                                (SHARES)       EMPLOYEES IN      BASE PRICE      EXPIRATION        PRESENT VALUE(3)
            NAME                  (#)              1992           ($/SHARE)         DATE                  $
- ------------------------------------------------------------------------------------------------------------------
Dale A. Johnson..............    35,000           22.77%           $16.375        12/14/03            $156,100

Curtis T. Atkisson, Jr. .....    21,000           13.66%           $16.375        12/14/03              93,660

R. Budd Werner...............    12,000            7.8%            $16.375        12/14/03              53,520

James M. Sheridan............    12,000            7.8%            $16.375        12/14/03              53,520

Peter M. Turner..............     0(2)             n/a               n/a             n/a                 n/a
- ------------------------------------------------------------------------------------------------------------------

(1) Each option granted is nonqualified, is for a period of 10 years, becomes exercisable in full 6 months after the date of grant and was granted pursuant to the Company's 1992 Stock Compensation Plan. No tandem or freestanding SARs were granted in 1993. There are no performance-based conditions to exercisability, reload, or tax reimbursement features associated with the options granted in 1993. The exercise price is fixed for the life of the option at the closing price of SPX shares on the grant date.
(2) Mr. Turner informed the Company early in the fourth quarter of his intention to retire in the first quarter of 1994. Therefore, no options were granted to him in 1993.
(3) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following:
     - An option exercise price of $16.375 equal to the fair market value of the underlying stock on the date of grant.
     - An option term of ten years.
     - An interest rate of 5.77 percent that represents the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term.
     - Volatility of 32 percent calculated using daily stock prices for the one-year period prior to the grant date.
     - Dividends at the rate of $0.40 per share representing the annualized dividends paid with respect to a share of common stock at the date of grant.
     - A reduction of approximately 29 percent to reflect the probability of forfeiture due to termination of employment prior to vesting and the probability of a shortened option term due to termination of employment prior to the option expiration date.

     The ultimate value of the options will depend on the future market price of SPX Corporation's common stock, which cannot be forecasted with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's common stock over the exercise price on the date the option is exercised.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides information on option exercises in fiscal 1993 by the named executive officers and the value of such officers' unexercised options at December 31, 1993.

- ------------------------------------------------------------------------------------------------------------------
                                                               NUMBER OF UNEXERCISED
                                                               SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                      SHARES                     STOCK OPTIONS AT         IN-THE-MONEY OPTIONS AT
                                     ACQUIRED      VALUE        FISCAL YEAR END(1)          FISCAL YEAR END(1)
                                    ON EXERCISE   REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
               NAME                     (#)         ($)                 (#)                         ($)
- ------------------------------------------------------------------------------------------------------------------
Dale A. Johnson...................     5,000       $31,875        115,550/35,000             $332,685/$48,125

Curtis T. Atkisson, Jr............       0               0         42,500/21,000             $170,313/$28,875

R. Budd Werner....................     2,148        $1,611         46,000/12,000             $142,650/$16,500

James M. Sheridan.................     2,146        $1,878         46,000/12,000             $142,650/$16,500

Peter M. Turner...................     2,346        $1,760         38,750/     0             $112,213/$     0
- ------------------------------------------------------------------------------------------------------------------

(1) All exercisable options were exercisable immediately at December 31, 1992. All unexercisable options were those granted on December 14, 1993 and were in-the-money as of December 31, 1993. The value of the options is based upon the year-end closing price of the Company's Common Stock as reported on the New York Stock Exchange composite tape ($17.75). No SARs are held by participants in the Company's 1992 Stock Compensation Plan.

                     SPX CORPORATION PERFORMANCE UNIT PLAN

     The Company sponsors a long-term incentive plan called the SPX Corporation Performance Unit Plan, which operates on three-year performance periods. At the beginning of each performance period, a participant is granted a target award based on a percentage of his current salary. The target award is then divided equally between cash units of $500 each and shares of the Company's Common Stock. At the end of the performance period, depending upon the level of the performance achieved, the cash units earned will be valued from zero to a maximum of $750 and the number of shares earned will range from zero to 150% of the target amount.

     For the 1993 performance period (January 1, 1993 to December 31, 1995), the corporate goal is expressed in terms of growth in the Company's share price plus dividends relative to the growth in the S&P 500 Index as follows:

                   SPX PERFORMANCE                             LEVEL OF ACHIEVEMENT
          ---------------------------------       -----------------------------------------------
          Less than 80% of S&P 500 growth     --  No awards earned
          80% of S&P 500 growth               --  50% of target award earned (threshold)
          100% of S&P 500 growth              --  100% of target award earned (target)
          150% of S&P 500 growth              --  150% of target award earned (maximum)

     Cash units and one-third of the shares earned are payable immediately following the close of a performance period. The remaining two-thirds of the earned shares vest ratably over the two years following the close of the performance period based on continued employment.

     The following table sets forth the awards and opportunities for the three year performance period January 1, 1993 to December 31, 1995 for the executives named in the Summary Compensation Table.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

- --------------------------------------------------------------------------------------------------------------------
         (A)                   (B)                 (C)                 (D)               (E)                (F)
- --------------------------------------------------------------------------------------------------------------------
                              CASH           PERFORMANCE OR
                           UNITS/SHARE     OTHER PERIOD UNTIL
                         UNITS OR OTHER       MATURATION OR      THRESHOLD(1)(2)       TARGET            MAXIMUM(3)
         NAME              RIGHTS (#)            PAYOUT             ($ OR #)         ($ OR #)(2)          ($ OR #)
- --------------------------------------------------------------------------------------------------------------------
Dale A. Johnson          212 cash units/         1/1/93          $53,000 and       $102,000 and      Cash and shares
                         5881 share              through         2940.5 shares     8813 shares       may not exceed a
                         units                  12/31/95                                             value of $423,464

Curtis T. Atkisson, Jr.  122 cash units/         1/1/93          $30,500 and       $58,500 and       Cash and shares
                         3377 share              through         1688.5 shares     5060 shares       may not exceed a
                         units                  12/31/95                                             value of $243,126

R. Budd Werner           72 cash units/          1/1/93          $18,500 and       $36,000 and       Cash and shares
                         3086 share              through         1030 shares       3086 shares       may not exceed a
                         units                  12/31/95                                             value of $148,308

James M. Sheridan        71 cash units/          1/1/93          $18,500 and       $35,500 and       Cash and shares
                         3068 share              through         1024 shares       3068 shares       may not exceed a
                         units                  12/31/95                                             value of $147,434

Peter M. Turner          69 cash units/          1/1/93          $17,750 and       $34,500 and       Cash and shares
                         2827 share              through         989 shares        2827 shares       may not exceed a
                         units                  12/31/95                                             value of $142,410
- -------------------------------------------------------------------------------------------------------------------

(1) No awards are paid if the minimum level of achievement is not reached.
(2) Shares earned are valued at the NYSE closing price of SPX Corporation's shares on the last trading day in 1995.
(3) The maximum award value payable to any participant is 200% of the grant date dollar value of the total award at target, and if maximum is achieved the participant's shares earned are reduced accordingly based on their dollar value at the end of the performance period. The dollar amount shown is the aggregate maximum value of cash and shares.

                                 PENSION PLANS

     The annual pension benefits payable to the executives named in the Summary Compensation Table can be determined from the following table.

- -----------------------------------------------------------------------------------------------
                                             YEARS OF CREDITED SERVICE
                     --------------------------------------------------------------------------
FINAL THREE-YEAR
    AVERAGE
  COMPENSATION       10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
- -----------------------------------------------------------------------------------------------
    $200,000         $ 77,333     $116,000     $116,000     $116,000     $116,000     $123,500

     300,000          116,000      174,000      174,000      174,000      174,000      185,250

     400,000          154,667      232,000      232,000      232,000      232,000      247,000

     500,000          193,334      290,000      290,000      290,000      290,000      308,750

     600,000          232,000      348,000      348,000      348,000      348,000      370,500

     700,000          270,667      406,000      406,000      406,000      406,000      432,250

     800,000          309,333      464,000      464,000      464,000      464,000      494,000

     900,000          348,000      522,000      522,000      522,000      522,000      555,750
- -----------------------------------------------------------------------------------------------

     Covered compensation is based on salary and bonus as shown in the Summary Compensation Table.

     The estimated years of credited service at normal retirement age for the persons named in the Summary Compensation Table are: Mr. Johnson -- 29 years; Mr. Atkisson -- 13 years; Mr. Werner -- 15 years; Mr. Sheridan -- 30 years; and Mr. Turner -- 18 years.

     The annual retirement benefits shown in the above table are computed on the basis of a straight life annuity.

     The amounts reported in this Pension Plan Table are payable at normal retirement age 65 and are payable from the Company's qualified pension plan and supplemental retirement plan for officers and other key executives. The amounts shown are subject to reduction by the sum of the executive's primary Social Security benefit and any pension benefits payable from prior employer plans. A participant may retire as early as age 55 but benefits payable at early retirement are subject to reductions that approximate actuarial values.

                            DIRECTORS' COMPENSATION

     Directors of the Company who are employees of the Company or a subsidiary do not receive directors' fees. Directors who are not employees receive an annual retainer of $20,000 plus $750 for each regular or special meeting attended. For service on Committees of the Board, non-employee directors of the Company receive $750 for each Committee meeting which they attend. The Chairman of each Committee receives an additional annual retainer of $1,500. In addition to the payment of such fees, the Company reimburses all directors for expenses incurred in carrying out their duties.

     Under the Directors' Retirement Plan, any director who retires after ten or more years of service as a director is entitled to an annual pension, payable for life, equal to the annual retainer adjusted periodically to reflect increases in such retainer. Directors who retire with more than five years but less than ten years of service receive a proration of the ten-year amount. Benefits under the Plan commence on the later of the retired director's sixty-second birthday or his retirement from the Board of Directors. The Directors' Retirement Plan provides that upon a change-of-control, as defined under "Executive Severance Agreements," a director who has less than five years of service as a director will be deemed to have completed five years of service, each former director will receive an immediate lump-sum payment of the actuarial present value of his benefit under the Plan, and each director who does not receive an immediate lump-sum payment will receive a lump-sum payment which is the actuarial present value of his Plan benefit upon termination of his directorship or termination of the Plan. The Company also has established a trust to ensure payment to all directors of these benefits.

     Stock options for the purchase of 1,000 shares of Common Stock were granted to each non-employee director on February 17, 1988. After that date, each non-employee director will be granted options for the purchase of 1,000 shares of Common Stock upon his initial election to the Board of Directors. Options also will be granted to non-employee directors, after the initial 1,000-share grant, on the date of each subsequent annual Board meeting, for a number of shares equivalent in value to the director's annual retainer divided by the closing price on that date. Each option gives the eligible director the right to purchase shares of the Company's Common Stock at 100% of the closing price on the date of grant, to expire three years from the date of termination of service, but in no event longer than ten years from the date of grant. The option prices for outstanding options granted to directors range from $15.875 to $28.00 per share.

                         EXECUTIVE SEVERANCE AGREEMENTS

     In June 1988, the Board of Directors authorized the Company to enter into severance agreements with certain key employees, including all of the persons named in the Summary Compensation Table, which provide for the payment of compensation and benefits in the event of termination of employment following a change-of-control. A change-of-control is generally defined as (i) the acquisition by a person or group of 20% or more in voting power of the Company's securities; (ii) a change in the majority of the Board of Directors over a two-year period; or (iii) the sale of all or substantially all of the Company's assets or the merger or consolidation of the Company with any other corporation, except where the Company's owners continue to hold at least 80% of the voting power in the new or surviving entity's securities.

     Each severance agreement will remain in effect for at least three years following the date of its execution. Thereafter, each agreement will be extended annually unless the Company gives proper notice of its election not to extend. If a change-of-control occurs during the term of an agreement, it will remain in effect for three years following the change-of-control.

     An executive whose employment is terminated after a change-of-control will generally receive additional compensation only if the termination was by the Company without cause or by the executive because of a diminution in salary, benefits or responsibilities or related reasons. An executive whose termination follows a change-of-control, but not because of one of the above reasons, will generally receive normal severance pay, payment of certain accrued vested benefits, a prorated bonus, vacation pay and deferred compensation. The severance agreements provide the following additional benefits payable after a change-of-control to executives who are terminated without cause or who resign for the reasons described above: (i) three times the sum of the executive's base salary and annual target bonus; (ii) continued health care coverage for three years; (iii) continued life insurance coverage for a period of three years in the amount of twice the executive's base salary and thereafter at one times base salary for the remainder of his or her life; (iv) full vesting and three additional years of credit under the Company's qualified pension plan, excess pension plan and supplemental retirement plan; (v) a lump-sum payment under the Company's supplemental retirement savings plan; (vi) a prorated award under the Performance Unit Plan; (vii) the removal of any restrictions placed on shares of restricted stock granted pursuant to the 1992 Stock Compensation Plan; (viii) the payment of any federal excise taxes; and (ix) the reimbursement of legal and tax audit fees, if any, incurred as a result of the termination. The Company has established a trust to ensure payment to all executives whose employment is terminated after a change-of-control of the compensation and benefits described herein.

                      DEATH BENEFIT PLAN FOR KEY MANAGERS

     As part of the total compensation package developed to assist the Company in attracting and retaining top quality managers, the Company in 1985 adopted a death benefit plan for certain key managers designated as eligible by the Company's Board of Directors. As of January, 1994, 26 active key managers, including all of the persons named in the Summary Compensation Table, together with 22 retired managers were participating. Under this plan, if death occurs before retirement, the participant's beneficiary will receive a payment which, when adjusted for income taxes, will equal two times the amount of the individual's base salary as of the date of death. If death occurs after retirement, the amount paid to the beneficiary after adjustment for income taxes will equal one times final base salary. The Company has purchased life insurance contracts on the lives of the participants, with the Company as owner and beneficiary, to indemnify the Company for the cost of such benefits. The cost incurred by the Company for this Plan during 1993 was not significant.

     Irrespective of any statement to the contrary included in any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following report of the Compensation Committee and the Performance Graph on page 16 shall not be incorporated by reference into any such filings.

       COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICERS' COMPENSATION

COMMITTEE APPROACH TO COMPENSATION EVALUATION

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for determining the base salary, annual performance compensation (bonus), long-term performance compensation (stock options and performance units) and other compensation of the executive officers, including the executive officers named in the Summary Compensation Table (the "named executive officers"). This report describes the policies and rationales of the Committee in establishing the principal components of executive compensation during 1993. In its deliberations regarding compensation of executive officers, the Committee considers the following factors: (a) Company performance, both separately and in relation to other companies, (b) the individual performance of each executive officer, (c) a number of comparative compensation surveys (supplied by professional compensation consultants approved by the Committee and retained by the Company for this purpose) and other materials concerning compensation levels and stock grants at other companies, such as compensation and stock award information disclosed in the proxy statements of other companies, (d) historical compensation levels and stock awards at the Company, (e) the overall competitive environment for executives and the level of compensation necessary to attract and retain talented executives, and (f) the recommendations of professional compensation consultants and management.

     The Company uses two general surveys of industrial organizations published by the Hay Group and Hewitt Associates as reference points to establish executive compensation levels (salary ranges, target bonus levels, and actual salaries). These surveys allow the Company to establish pay levels that are competitive for positions of similar job content, and competitive with industrial organizations of generally equivalent size (by annual revenues) with executive positions similar to those in the Company. The Hay Group survey, which included over 400 manufacturing and service companies in its 1993 compensation analysis, is also used to verify that the Company's annual incentive compensation award levels are appropriate and competitive.

     The Company measures its total pay competitiveness for executives by comparing its executive pay practices (salary midpoint, target bonus, target performance unit plan performance, and target stock options award levels) to the Hewitt Associates Total Compensation Data Base, Core Group III, a group of 24 "middle market" industrial companies (one of which is the Company). The Company's policy is to be competitive (50th percentile) when measuring the total value of its compensation against this Hewitt Associates Core Group III data base as opposed to being competitive on each separate component of compensation. The Hay Group survey and the Hewitt data base and other surveys subscribed to and participated in by the Company are reviewed by the Compensation Committee at least annually to verify to its satisfaction the appropriateness of compensation levels within the Company. The Committee looks at these larger survey groups which have data from companies in various industries for comparative analysis of executive compensation because the Committee believes that the Company's competitors for executive talent are more varied than the Peer Group chosen for comparing shareholder return in the Performance Graph. Only one of the companies in the S&P Auto Parts-Aftermarket Index used in the Performance Graph is included among the companies in the Hewitt Associates and Hay Group surveys used by the Company as reference points for executive compensation levels.

EXECUTIVE OFFICERS GENERALLY

     Generally, total 1993 compensation for executive officers (other than D.A. Johnson, discussed separately below), including salary, short and long-term incentive compensation opportunity and the projected value of stock awards (as described in the table "Option Grants in Last Fiscal Year" under the "Grant Date Present Value" column and the accompanying footnote 3 on page 8), was at approximately the 45th percentile of total compensation amounts for executive officers of companies in the Hewitt Associates Core Group III data base. The Company's pay package for executive officers, including D.A. Johnson, is structured so that a significant portion (between 55% and 60%, depending on the level of responsibility of the executive officer) of targeted annual cash compensation (salary, plus annual and long-term incentive compensation) is linked to Company performance, because it is paid only if certain performance goals are achieved. Additionally, stock option awards are also affected by Company performance, because the value of any such award is directly tied to the Company's stock price performance.

  Salary

     The 1993 salaries of executive officers were determined primarily on the basis of each executive officer's performance and responsibility, Company performance and competitive market data on salary levels. Increases in 1993 salaries reflected the Committee's determination, based in part on recommendations of compensation consultants, that compensation levels should be increased to remain competitive, given each executive officer's performance, the Company's performance in 1992, which exceeded its plan by more than 20% in terms of both net income and return on net assets, and the competitive environment for executive talent. Salary increases for 1993 averaged 8.2% for executive officers (other than D.A. Johnson). These salaries had not been increased since the beginning of 1991. The Company does not assign relative weighting factors of performance in establishing the salaries of its executive officers.

  Annual and Long-Term Incentive Compensation

     Both the Annual Incentive Compensation Plan (the "Annual Plan") and the Performance Unit Plan awards granted in 1992 and 1993 (the "Long-Term Awards") tie payouts to Company performance. Under the Annual Plan and the Long-Term Awards, potential payout amounts and related performance goals were established at the beginning of the relevant performance period by the Committee, after assessing recommendations of management and professional compensation consultants.

     With respect to corporate executive officers, Company performance under the Annual Plan was measured by return on average net assets (75% of opportunity) and performance against personal performance goals (25% of opportunity). Individual performance goals are established each year for executive officers based on the individual's area of responsibility. These goals are generally measured subjectively rather than quantitatively and include managing divisional integration efforts, succession and organizational plans and productivity and quality improvement projects.

     Under the Long-Term Awards granted to corporate executive officers, Company performance was measured by the Company's total return to shareholders (share price plus dividends) versus the Standard & Poor's 500 Index averaged over the three-year period.

     The Company's return on average net assets in 1993 did not meet the threshold levels and the executive officers received no payment on the 75% portion of the Annual Plan opportunity. The Committee awarded payments averaging 95% of target for personal goal achievement by the executive officers in 1993 and these amounts are shown for the named executive officers in the Summary Compensation Table.

     There were no performance periods ending in 1993 under the Company's Performance Unit Plan and thus no payments were earned or paid in 1993. See pages 9 and 10 for a description of the Performance Unit Plan and the awards granted in 1993.

  Stock Options

     The stock options awarded to executive officers are designed to align the interests of management more closely with those of the shareholders of the Company by increasing stock ownership by management. To emphasize the importance of stock ownership by management, the Board of Directors recently approved stock ownership guidelines for all directors and officers which require all directors and officers to hold Company stock acquired through the Company's stock programs and progress over a period of years toward ownership of shares having a market value relative to salary; the minimum ownership guideline is owning Company stock having a market value at least equal to annual salary (annual retainer for directors), with the level of target ownership increasing as levels of responsibility increase, up to two times annual salary which is the ownership guideline for the Chief Executive Officer.

     In determining the size and terms of stock grants, the Committee considers comparative information regarding stock grants made by the surveyed group of companies, historical stock grants made by the Company and the recommendations of professional compensation consultants and management. Stock option awards focus executives on the Company's stock price performance, provide incentives to remain with the Company and align the interests of executive officers more closely with shareholders. These factors, along with the recommendations of compensation consultants, are considered by the Committee in determining the number of options awarded to executive officers. The number of option shares awarded to an executive officer is determined by dividing the current share price into a percentage (90% to 120% depending on the level of responsibility) of the executive's salary.

  Tax Law Changes

     In 1993, the tax laws were amended to limit the deduction a publicly-held company is allowed for compensation paid in 1994 and thereafter to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, the amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to be performance-based compensation for purposes of the new tax law, the performance measures must be approved by the shareholders. The Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Committee deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

COMPENSATION OF DALE A. JOHNSON, CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     The Committee established the 1993 compensation of Dale A. Johnson, the Chairman and Chief Executive Officer, using substantially the same criteria that were used to determine compensation levels for other executive officers discussed earlier in this report. Mr. Johnson's compensation is reviewed against the compensation paid to chief executive officers in the comparison groups referred to earlier in this report. His 1993 total compensation package (including salary, short and long-term incentive opportunity and the projected value of stock awards) places him at the 45th percentile of the total compensation amounts paid to chief executive officers in the Hewitt Associates Core Group III. In the Committee's view, this level of opportunity provides adequate and necessary incentives for Mr. Johnson in meeting the challenges he faces in leading the Company to success in the future.

     Mr. Johnson's 1993 salary was determined based on Company performance in 1992, Mr. Johnson's performance and competitive market data on salary levels. The Committee increased Mr. Johnson's salary from $400,000 to $465,000 commencing January 1, 1993 in recognition of the fact that his salary at the end of 1992 was at the level set in January 1991 and restored in January 1992 following a 15% mid-year cut in 1991, and in recognition of the Company's positive performance under Mr. Johnson's direction during 1992. The Company's performance in 1992 exceeded its plan by more than 20% in terms of both net income and return on net assets. The Company does not assign relative weighting factors of performance in establishing the salary of Mr. Johnson.

     Mr. Johnson's target opportunity under the Company's Annual Plan for 1993 was $282,310. Of the total target opportunity, 75% was dependent upon achievement of the corporate goal for return on average net assets. No payment was made as the actual return for 1993 was below threshold levels. Mr. Johnson was awarded $65,872 for his performance against personal performance goals (25% of opportunity) which the Committee, after review, concluded represented close to target performance. Mr. Johnson's personal performance goals pertained to completing the acquisition of Allen Testproducts, initiating a restructuring of Sealed Power Technologies, L.P. and succession planning.

     Mr. Johnson, like the other corporate executive officers, received no payout under the Company's Performance Unit Plan since no performance period ended in 1993. Mr. Johnson received a stock option award for 35,000 shares which was determined by dividing the current share price into 120% of his base salary following the guidelines described above.

     The foregoing report has been approved by all members of the Committee.

         The Compensation Committee

              Frank A. Ehmann, Chairman
              Peter H. Merlin
              David P. Williams

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the S&P 500 Composite Index and the S&P Auto Parts-Aftermarket Index over the same period (assuming the investment of $100 in the Company's Common Stock, the S&P 500 Index and the S&P Auto Parts-Aftermarket Index on December 31, 1988, and reinvestment of all dividends). The Companies included in the S&P Auto Parts-Aftermarket Index are Cooper Tire and Rubber Co.; Echlin, Inc.; Genuine Parts Co.; Goodyear Tire and Rubber Co.; and SPX Corporation.

                          [INSERT CAMERA READY GRAPH]

                             COMPENSATION COMMITTEE

                      INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during 1993 were Frank A. Ehmann (Chairman), Peter H. Merlin and David P. Williams. All Committee members are outside directors and no committee member is or has ever been an officer or employee of the Company. Mr. Merlin is a senior partner with the law firm of Gardner, Carton & Douglas, which the Company has engaged from time to time to provide legal services.

                 SHAREHOLDER PROPOSALS FOR 1994 ANNUAL MEETING

     If any shareholder desires to submit a proposal to be included in the proxy materials for the next annual meeting, such proposal must be submitted in writing to the Secretary of the Company no later than November 26, 1994.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen & Co., the Company's independent auditors since 1952, has been appointed by the Board of Directors as the Company's independent auditors for the current year. Representatives of Arthur

Andersen & Co. are expected to be present at the Annual Meeting to be available to answer appropriate questions and to make a statement if they so desire.

                                    GENERAL

     The cost of preparing, assembling and mailing this proxy statement and accompanying papers will be borne by the Company. Solicitations will be made by mail but in some cases may also be made by telephone or personal call by officers, directors or regular employees of the Company who will not be specially compensated for such solicitation. The Company has retained the Kissel Blake Organization, Inc. to assist in the solicitation of proxies for a fee of $7,500 plus expenses. The entire cost of such solicitation will be borne by the Company, which will include the cost of supplying necessary additional copies of the solicitation materials for beneficial owners of shares held of record by brokers, dealers, banks and voting trustees, and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of the solicitation materials to those beneficial owners.

                                            By Order of the Board of Directors,

                                            JAMES M. SHERIDAN
                                            Vice President and Secretary

Muskegon, Michigan
March 25, 1994

                               SPX Corporation
                               Proxy Materials




Graphics Appendix

        Pictures of the nominees to and the members of the Board of Directors of the Company have been omitted from pages 2 and 3 of the Proxy Statement.

        The Performance Graph has been omitted from page 16 of the Proxy Statement.

SPX CORPORATION                                                         PROXY
MUSKEGON, MICHIGAN

                        ANNUAL MEETING APRIL 27, 1994


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD Of DIRECTORS


        The undersigned shareholder of SPX Corporation, a Delaware corporation, hereby appoints Dale A. Johnson, Curtis T. Atkisson, Jr. and James M. Sheridan, or any one of them, with full power of substitution, to act as his agents and proxies at the Annual Meeting of Shareholders of the Company to be held in Muskegon, Michigan, on April 27, 1994 at 9 a.m. (Eastern Time) with authority to vote at said meeting, and any and all adjournments thereof, as indicated below, all shares of stock of the Company standing in the name of the undersigned on the books of the Company.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.

                       (Continued and to be signed and dated on the other side.)

1. Election of all Directors        Nominees: J. Kermit Campbell, Curtis T.
                                              Atkisson, Jr., Frank A. Ehmann
                                              and Dale A. Johnson
For / / Withhold / / Exceptions* / /
                                       2. In their discretion , the Proxies are
*Exceptions -------------------------     authorized vote upon such other
                                          business as may properly come before
- -------------------------------------     the meeting.


To vote your shares for all Director
nominees, mark the "For" box on
Item 1.  To Withhold voting for all                  Address Change       / /
nominees, mark the "Withhold"                        and/or Comments Mark Here
box.  If you do not wish your shares
voted "for" a particular nominee, mark
the "Exceptions" box and enter the
name(s) of the exceptions(s) in the
space provided.

                                          PROXY DEPARTMENT
                                          NEW YORK, N.Y. 10203-0158


                                               If you sign as agent or in any
                                               other representative capacity,
                                               please state the capacity in
                                               which you sign.  If shares are
                                               registered in the names of two
                                               or more persons, each such
                                               person should sign this proxy.

                                               DATES
                                                    -------------------------

                                               SIGNATURE
                                                        ---------------------

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                 Votes MUST be indicated
                                                 (x) in Black of Blue ink  / /